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Exhibit 16.01


June 10, 2005


To: Securities and Exchange Commission
    Washington, D.C. 20549-0405

Re: Consolidated Energy, Inc.
    Form 8-K/A
    Filed June 10, 2005

Dear Sirs,

We have reviewed the disclosures made by Consolidated Energy, Inc. in its amended Form 8-K/A filed June 10, 2005 and we agree with the statements made by the Company therein.


/s/Killman, Murrell & Company, P.C.